UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 13, 2014, Pernix Therapeutics Holdings, Inc. (the “Company”) entered into an Asset Purchase and Sale Agreement (the “Agreement”) to purchase certain assets related to the product, Treximet®, from GlaxoSmithKline plc (NYSE:  GSK) and certain of its related affiliates (together, “GSK”). Pursuant to the Agreement, the Company will make an upfront payment to GSK of $250 million for the U.S rights to Treximet®. The Company will purchase existing inventory from GSK, and GSK will continue to manufacture Treximet® under a long-term Supply Agreement with the Company to be delivered in connection with the closing of the Agreement.  The Company will pay GSK additional consideration of $17 million upon receipt of an updated Written Request for pediatric exclusivity from the U.S. Food & Drug Administration.

In connection with the closing of the Agreement, GSK will assign to the Company the Product Development and Commercialization Agreement (the “PDC Agreement”) between GSK and POZEN, Inc. (NASDAQ: POZN), and POZEN and the Company will amend the PDC Agreement to facilitate further development of Treximet®. Under the proposed amendment, the Company will complete the filing for a pediatric indication for Treximet® and undertake certain new activities to extend the product’s life. In addition, the Company will release restrictions on POZEN’s right to develop and commercialize additional dosage forms of sumatriptan/naproxen combinations outside of the United States.  The amended PDC Agreement will also provide for royalties of 18% of net sales with quarterly minimum royalty amounts of $4 million for the calendar quarters commencing on January 1, 2015 and ending on March 31, 2018.  The Company will continue to make royalty payments on net sales of Treximet®.

In connection with the assignment of the PDC Agreement, the Company will pay $3 million to CPPIB Credit Investments Inc. (who owns the rights to the royalty payments under the PDC Agreement), and has also granted POZEN a warrant (the “Warrant”) to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on May 13, 2014 as reported on Nasdaq. The Warrant is exercisable from the closing date of the Agreement until February 28, 2018.  The Company agreed to register the shares underlying the Warrant for resale in a Form S-3 registration statement within 30 days of the issuance date.

The Company expects the transaction to close and to complete the transfer of Treximet® no later than August 1, 2014 following Hart-Scott-Rodino approval and closing of financing by the Company. The Company anticipates that the transaction will be financed through a combination of cash, debt and equity-linked or other securities.

The foregoing descriptions of the Agreement and the Warrant are qualified in their entirety by reference to the Agreement and Warrant, which are filed hereto as Exhibit 2.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.  A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

2.1
Asset Purchase and Sale Agreement dated as of May 13, 2014 by and among Glaxo Group Limited, GlaxoSmithKline Intellectual Property Management Limited, GlaxoSmithKline Intellectual Property Holdings Limited and GlaxoSmithKline LLC, on the one hand, and Pernix Therapeutics Holdings, Inc., on the other hand.

4.1	Common Stock Purchase Warrant dated May 13, 2014 issued to Pozen, Inc.
99.1	Press release by Pernix Therapeutics Holdings, Inc. dated May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: May 16, 2014	By:	/s/ Tracy S. Clifford
Tracy S. Clifford
Principal Accounting Officer